Exhibit 99.1

Affinity Media International Corp. Executes Amendment to Merger Agreement with Hotels At Home, Inc.

New York, New York- January 14, 2008 - Affinity Media International Corp. (OTC:AFMI.OB) (“Affinity Media”), a special purpose acquisition company, today announced that it has executed an amendment to its July 24, 2007 Merger Agreement with Hotels At Home, Inc. (“Hotels At Home”), an industry leading publisher of in-room retail catalogues and hotel-branded e-commerce Web sites for luxury hotels and resorts worldwide.

Pursuant to the Amendment, the shares of Affinity common stock payable to the Hotels At Home Stockholders at the closing of the Merger have been reduced from 3,509,203 shares of Affinity common stock to 2,456,571 shares of Affinity common stock. In addition, the parties have agreed to an earn-out provision whereby if Hotels At Home satisfies certain established net income levels for each of the fiscal years ended December 31, 2008, 2009 and 2010, the Hotels At Home Stockholders will earn up to 1,500,000 shares of Affinity common stock. In the event that the Hotels At Home Stockholders do not earn, in the aggregate, 1,000,000 Earn-out Shares, then Affinity shall cause the founding stockholders of Affinity to transfer to the Hotels At Home Stockholders an aggregate of 500,000 shares of Parent Common Stock, on a pro-rata basis. In addition, the annual performance bonus payable to each of the Hotels Stockholders pursuant to their respective Employment Agreements has been reduced from 100% of their Base Salary (as that term is defined in the Employment Agreements) to 50% of the Base Salary for each year of the term of such Employment Agreement. Further, the Hotels At Home Stockholders have agreed to increase the twelve month lockup of shares of common stock issuable to them in the Merger to a period of eighteen months. The terms of the Amendment are more fully described on a Current Report on Form 8-K filed with the Securities and Exchange on January 14, 2008.

About Affinity Media International Corp.
Affinity Media International Corp. (OTC: AFMI.OB) (“Affinity Media”) is a publicly traded acquisition corporation focused solely on acquiring businesses in the publishing industry. Affinity Media raised gross proceeds of approximately $18.9 million through its IPO completed in June 2006 led by Maxim Group LLC. For more information please visit www.affinitymedia.net.

About Hotels At Home, Inc.
Hotels At Home, Inc. (“Hotels At Home”) is an industry leading publisher of in-room retail catalogues and hotel-branded e-commerce Web sites for luxury hotels and resorts worldwide.  Founded in 2000, Hotels At Home has established partnerships with many of the world’s leading hotel brands, including Westin, Hilton, Sheraton, Sofitel, and the Waldorf Astoria, among others. Hotels At Home’s catalogues are distributed in approximately 2,400 properties representing over 500,000 rooms worldwide. Hotels At Home is headquartered in Fairfield, New Jersey, and maintains international operations in Paris, France and Toronto, Canada. For more information please visit www.hotelsathome.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Affinity Media, Hotels At Home and their combined business after completion of the proposed transaction. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Affinity Media’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward-looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Affinity Media’s filings with the Securities and Exchange Commission (SEC).

The forward-looking statements in this news release are made as of the date hereof, and neither Affinity Media nor Hotels At Home assumes any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Contacts:

Denise Roche (Investors)
Brainerd Communicators, Inc.
212-986-6667

Joe LoBello (Media)
Brainerd Communicators, Inc.
212-986-6667